Exhibit 99.2

Lehman Brothers Preliminary Report on Chapter 11 Plan

NEW YORK, March 29, 2010 — On March 15, 2010, Lehman Brothers Holdings Inc. and its 22 affiliated chapter 11 debtors (collectively, the “Debtors”) filed a joint proposed chapter 11 plan (“Plan”) with the United States Bankruptcy Court for the Southern District of New York.  The Debtors’ time within which to file a disclosure statement relating to the Plan has been extended by Order of the Bankruptcy Court to at least April 14, 2010.  For the purpose of providing preliminary and general information as to the formulation of the Plan, the Debtors have filed a Current Report on a Form 8-K with the Securities and Exchange Commission that sets out preliminary and general information as to the progress that the Debtors have made in connection with the over 65,000 claims that have been filed against the Debtors.

The Report is not intended and does not constitute a solicitation of acceptances of the Plan.  The Report has been filed for the sole purposes stated above.